Exhibit 4.1

Execution Version

THIRD SUPPLEMENTAL INDENTURE
THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of October 15, 2024 among SEADRILL FINANCE LIMITED, an exempted company incorporated under the laws of Bermuda (the “Issuer”), Seadrill Mobile Units (Nigeria) Limited, a company registered under the laws of Nigeria (the “Company” and each, an “Undersigned”) and GLAS TRUST COMPANY LLC, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”).
RECITALS
WHEREAS, the Issuer, the Company, the other Guarantors party thereto, the Trustee and the Collateral Trustee entered into an Indenture, dated as of July 27, 2023 (as amended and supplemented to date, the “Indenture”), relating to the Issuer’s 8.375% Senior Secured Second Lien Notes due 2030 (the “Notes”); and
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any Restricted Subsidiary of the Company (other than the Issuer) that guarantees any Debt of the Issuer or any Guarantor under the Credit Agreement or any other syndicated credit facility or capital markets debt in an aggregate principal amount in excess of $35,000,000 to provide a Note Guaranty; and
WHEREAS, the Company has been released from its obligations as a guarantor under the Credit Agreement, and this Supplemental Indenture evidences the Company’s release from its Note Guaranty.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1.    Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.    The Trustee, by its execution of this Supplemental Indenture, agrees that the Company is hereby released from its Note Guaranty under the Indenture pursuant to Section 10.09 of the Indenture.
Section 3.    This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 4.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.
Section 5.    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.
Section 6.    The recitals and statements herein are deemed to be those of the Issuer and the Undersigned and not the Trustee or the Collateral Trustee. The Trustee and the Collateral Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture.

Section 7.    All notices or other communications to the Issuer and the Guarantors shall be given as provided in Section 12.02 of the Indenture.

Section 8.     The Trustee and the Collateral Trustee are entering into this Supplemental Indenture not in their individual capacities but solely in their capacities as Trustee and Collateral Trustee under the Indenture and the Collateral Trust Agreement. In entering into this Supplemental Indenture and acting hereunder, the Trustee and the Collateral Trustee shall be entitled to all rights, protections and immunities granted to it under the Indenture and the Collateral Trust Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
SEADRILL FINANCE LIMITED
By: /s/ Martyn Svensen
Name: Martyn Svensen
Title: Director
SEADRILL MOBILE UNITS (NIGERIA) LIMITED
By: /s/ Martyn Svensen
Name: Martyn Svensen
Title: Director
GLAS TRUST COMPANY LLC, as Trustee
By: /s/ Robert S. Peschler
Name: Robert S. Peschler
Title: Vice President
GLAS TRUST COMPANY LLC, as Collateral Trustee
By: /s/ Robert S. Peschler
Name: Robert S. Peschler
Title: Vice President
[Signature Page to the Third Supplemental Indenture]